                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

        Name of Subsidiary                  Jurisdiction of Incorporation
---------------------------------          ------------------------------------

Wastequip Manufacturing Company                         Ohio

Cusco Fabricators, Inc.                                 Ohio

WQD, Inc.                                               Ohio